Exhibit 3

                                 PLAN OF MERGER


     The following plan of merger is submitted in compliance with Section 607.1109, Florida Statutes and in accordance with the laws of the State of Florida.

     1. The name of the corporation surviving the merger is Clubhouse Videos, Inc., a Florida corporation, Document Number P03000013398 (the "Surviving Corporation").

     2. The name of the entity merging into the Surviving Corporation is Raven Moon Home Video Products, LLC, a Florida limited liability company, Document Number L01000016542 (the "Merging Entity").

     3. The Merging Entity is a limited liability company organized and validly existing under the laws of the State of Florida, with a capitalization of One class A unit ("Merging Class A Unit"), and Four Hundred and Thirty class B units ("Merging Class B Units"). One Merging Class A Units is issued and outstanding. Four Hundred and Thirty Merging Class B Units are issued and outstanding. No warrants or other rights to acquire shares of the Merging Entity currently are outstanding.

     4. The Surviving Corporation is a corporation organized and validly existing under the laws of the State of Florida, with a capitalization of 200,000,000 with a par value of $.0001 per share ("Surviving Common Stock"), and 10,000,000 authorized shares of preferred stock, par value $.0001 per share, of which 3,000,000 have been designated as Series A Convertible Preferred Stock ("Surviving Series A Stock").

                                  Terms of Plan

     1. Merger. The Merging Entity shall merge with and into the Surviving Corporation, with the Surviving Corporation being the corporation surviving the merger.

     2. Terms and Conditions. On the Effective Date of the merger (as defined herein), the separate existence of the Merging Entity shall cease, and the Surviving Corporation shall succeed to all of the rights, privileges, immunities, franchises, and property, real, personal and mixed, of the Merging Entity without the necessity for any separate transfer. The Surviving Corporation shall thereafter be responsible and liable for all liabilities and obligations of the Merging, and neither the rights of creditors nor any liens on the property of the Merging Entity shall be impaired by the merger.

     3. Business Purpose. In the judgment of each of the Merging Entity's Manager and the Surviving Corporation's Board of Directors, it is desirable for the corporations to undergo the reorganization set forth herein in order to reorganize the Merging Entity as a Florida corporation to avail the corporation of the favorable corporate laws of Florida.

     4. Pro Rata Issuance of Shares. On the Effective Date, by virtue of the Merger, each holder of units in the Merging Entity will receive a pro rata issuance of shares in the Surviving Corporation. In particular, the following will occur:

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          (a) Each of Merging Class A Units issued and outstanding immediately prior to the Effective Date, by virtue of the merger and without further action on the part of the holder thereof, automatically shall be converted into converted into and represent the right to receive 152,362 shares of Surviving Common Stock. All shares of the Surviving Common Stock issued by the Surviving Corporation in conversion of the Merging Class A Units will be fully paid and nonassessable upon issuance.

          (b) All outstanding options, warrants, and other rights to purchase shares of common stock of the Merging Entity, by virtue of the merger and without further action on the part of the holder thereof, automatically shall be converted into an identical option, warrant or other such right to purchase shares of the Surviving Corporation, on terms identical to the terms that existed immediately prior to the Effective Date.

          (c) Each share of Merging Class B Units issued and outstanding immediately prior to the Effective Date, by virtue of the merger and without further action on the part of the holder thereof, automatically shall be converted into and represent the right to receive 152,362 shares of Surviving Common Stock. All Shares of Surviving Common Stock issued by the Surviving Corporation on conversion of Merging Class B Units will be fully paid and non assessable upon issuance.

          (d) Each share of Surviving Corporation Common Stock issued and outstanding immediately prior to the merger and held by the Merging Corporation, by virtue of the merger and without further action on the part of the holder thereof, shall be automatically canceled immediately following the effective time of the Merger.

     5. Articles of Incorporation. The articles of incorporation of the Surviving Corporation shall continue to be its articles of incorporation following the Effective Date, until amended pursuant to the provisions of Florida law.

     6. Bylaws. The bylaws of the Surviving Corporation shall continue to be its bylaws following the Effective Date, until amended pursuant to the provisions of Florida law.

     7. Officers and Directors. The directors and officers of the Surviving Corporation on the Effective Date shall continue as the directors and officers of the Surviving Corporation for the full unexpired terms of their offices and until their successors have been elected or appointed and qualified.

     8. Approval of Agreement. This Agreement of Merger shall be approved by the holders of a majority of the issued and outstanding shares of the Surviving Corporation and the holders of majority of the issued and outstanding voting units of the Merging Entity.

     9. Effective Date of Merger. The effective date ("Effective Date") of this merger shall be the date of filing of Articles of Merger with the Secretary of State of Florida.

     10. Dissenters' Rights. There are no dissenters' rights available to the shareholders of either the Merging Entity or the Surviving Corporation under Florida law.

     11. Amendment/Abandonment of Plan. The Merging Entity's Manager and the Surviving Corporation's Boards of Directors may amend or abandon this Plan of Merger at any time prior to the Effective Date.

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     IN WITNESS WHEREOF, each of the Merging Corporation and the Surviving
Corporation have adopted this of Merger as of the day and year first above written, to become effective as provided for herein.




"SURVIVING CORPORATION"                     "MERGING CORPORATION"

Clubhouse Videos, Inc.                      Raven Moon Home Video
a Florida corporation                       Products, LLC
                                            a Florida limited liability company



By: _________________________________       By: ________________________________
      Joey DiFrancesco, President                  Joey DiFrancesco, President

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                               ARTICLES OF MERGER
                                       OF
                      RAVEN MOON HOME VIDEO PRODUCTS, LLC,
                      A FLORIDA LIMITED LIABILITY COMPANY,
                                      into
                             CLUBHOUSE VIDEOS, INC.,
                             A FLORIDA CORPORATION,


     The following Articles of Merger are submitted in accordance with the Florida Business Corporation Act, pursuant to Section 607.1109, Florida
Statutes:

     1. The name of the corporation surviving the merger is Clubhouse Videos, Inc., a Florida corporation, Document Number P03000013398 ("Surviving Corporation").

     2. The name of the merging entity is Raven Moon Home Video Products, LLC, a Florida limited liability company, Document Number L01000016542 ("Merging Entity").

     3. The Plan of Merger ("Plan of Merger") is set forth in Exhibit A attached hereto and made a part hereof.

     4. The merger shall become effective upon the filing of these Articles of Merger with the Secretary of State of Florida.

     5. The Plan of Merger was adopted by the shareholders holding majority of the issued and outstanding voting stock of the Surviving Corporation on March 15, 2003, which vote is sufficient for approval of the merger.

     6. The Plan of Merger was adopted by the members holding a majority of the voting units of the Merging Entity on March 17, 2003, which vote is sufficient for approval of the merger.


                                            CLUBHOUSE VIDEOS, INC.,
                                            a Florida corporation


                                            By:
                                                -------------------------------
                                                  Joey DiFrancesco, President

                                            RAVEN MOON HOME VIDEO PRODUCTS, LLC,
                                            a Florida limited liability company


                                            By:
                                                -------------------------------
                                                  Joey DiFrancesco, President